Exhibit 5.2

ORRICK, HERRINGTON & SUTCLIFFE LLP 666 FIFTH AVENUE NEW YORK, NEW YORK 10103-0001 tel +1-212-506-5000 fax +1-212-506-5151 WWW.ORRICK.COM
June 5, 2009
TELESAT CANADA
1601 Telesat Court
Ottawa, Ontario, Canada K1B 5P4
TELESAT LLC
1601 Telesat Court
Ottawa, Ontario, Canada K1B 5P4
Ladies and Gentlemen:
We have acted as counsel to Telesat Canada, a corporation incorporated under the laws of Canada, Telesat LLC, a Delaware limited liability company, and the parent companies and subsidiaries of Telesat Canada and Telesat LLC listed on Schedule I hereto (each individually, a “Delaware Guarantor” and collectively, the “Delaware Guarantors”) and Schedule II hereto (each individually, a “Non-Delaware Guarantor” and collectively, the “Non-Delaware Guarantors,” and together with the Delaware Guarantors, the “Guarantors”) in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by Telesat Canada, Telesat LLC and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) the issuance by Telesat Canada and Telesat LLC, as co-issuer, of up to US$692,825,000 aggregate principal amount of 11% Senior Notes due 2015 (the “Senior Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Senior Note Guarantees”) with respect to the Senior Exchange Securities, and (ii) the issuance by Telesat Canada and Telesat LLC, as co-issuer, of up to US$217,175,000 aggregate principal amount of 12.5% Senior Subordinated Notes due 2017 (the “Senior Subordinated Exchange Securities,” and together with Senior Exchange Securities, the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Senior Subordinated Note Guarantees,” and together with the Senior Note Guarantees, the “Guarantees”) with respect to the Senior Subordinated Exchange Securities.  The Senior Exchange Securities and the Senior Note Guarantees will be issued under an indenture, dated as of June 30, 2008 (the “Senior Indenture”), among Telesat Canada, Telesat LLC, the Guarantors and The Bank of New York, as Trustee (the “Trustee”).  The Senior Subordinated Exchange Securities and the Senior Note Guarantees will be issued under an indenture, dated as of June 30, 2008 (the “Senior Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) among Telesat Canada, Telesat LLC, the Guarantors and the Trustee.  The Senior Exchange Securities will be offered by Telesat Canada and Telesat LLC, as co-issuer, in exchange for up to US$692,825,000 aggregate principal amount of their outstanding 11% Senior Notes due 2015, and the Senior Subordinated Exchange Securities will be offered by Telesat Canada and Telesat LLC, as co-issuer, in exchange for up to US$217,175,000 aggregate principal amount of their outstanding 12.5% Senior Subordinated Notes due 2017.
We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon

Telesat Canada / Telesat LLC
June 5, 2009

certificates or comparable documents of public officials and of officers and representatives of Telesat Canada, Telesat LLC and the Guarantors.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.
We have assumed further that (1) Telesat Canada and each Non-Delaware Guarantor is validly existing under the law of its jurisdiction of organization and has duly authorized, executed and delivered the Indentures in accordance with its organizational documents and the law of its jurisdiction of organization, (2) the execution, delivery and performance by Telesat Canada and each Non-Delaware Guarantor of the Indentures and the Guarantees do not and will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by Telesat Canada and each Non-Delaware Guarantor of the Indentures and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon Telesat Canada or any Non-Delaware Guarantor.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1.  When the Senior Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture upon the exchange, the Senior Exchange Securities will constitute valid and legally binding obligations of Telesat Canada and Telesat LLC, enforceable against Telesat Canada and Telesat LLC in accordance with their terms.
     2.  When the Senior Subordinated Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Indenture upon the exchange, the Senior Subordinated Exchange Securities will constitute valid and legally binding obligations of Telesat Canada and Telesat LLC, enforceable against Telesat Canada and Telesat LLC in accordance with their terms.
     3.  When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.
Insofar as the opinions expressed herein are dependent upon matters governed by the laws of the State of Texas, we have relied on the opinion of Jackson Walker L.L.P. dated the date hereof.
We understand that you are relying on (1) the opinion of McCarthy Tétrault LLP, with respect to matters governed by the laws of Canada, (2) the opinion of Ulhôa Canto, Rezende e Guerra – Advogados, with respect to matters governed by the laws of Brazil, and (3) the opinion of Gough & Co, with respect to matters governed by the laws of Isle of Man.

Telesat Canada / Telesat LLC
June 5, 2009

We do not express any opinion herein concerning any law other than the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP

Schedule I
Delaware Guarantors
Infosat Able Holdings, Inc.
Skynet Satellite Corporation
Telesat Brazil Holdings LLC
Telesat Communications Services, Inc.
Telesat International, L.L.C.
Telesat Network Services Holdings, L.L.C.
Telesat Network Services, Inc.
Telesat Network Services International, Inc.
Telesat Network Services, L.L.C.
Telesat NS Holdings, L.L.C.
Telesat NS, Inc.
Telesat NS, L.L.C.
Telesat Satellite GP, LLC
Telesat Satellite Holdings Corporation
Telesat Satellite LP

Schedule II
Non-Delaware Guarantors
Telesat Holdings Inc. (Canada)
Telesat Interco Inc. (Canada)
Infosat Communications GP Inc. (Canada)
Infosat Communications LP (Ontario)
Able Infosat Communications, Inc. (Texas)
Telesat Brasil Capacidade de Satélites Ltda. (Brazil)
Telesat Brasil Ltda. (Brazil)
Telesat Serviços de Telecomunicação Ltda. (Brazil)
Telesat Space Participações Ltda. (Brazil)
Telesat (IOM) Limited (Isle of Man)